UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 25, 2013, RockPile Energy Services, LLC (“RockPile”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), entered into a Credit and Security Agreement (the “Credit Agreement”) by and between RockPile, as borrower, and Wells Fargo Bank, National Association, as lender (the “Lender”). The Credit Agreement provides for a $7,500,000 revolving loan facility, a $10,500,000 equipment term loan facility and a $2,000,000 capex term loan facility. Borrowings under the Credit Agreement are available to: (i) provide for the working capital and general corporate requirements of RockPile, (ii) purchase equipment, (iii) pay any fees and expenses in connection with the Credit Agreement, and (iv) support letters of credit.  As of February 25, 2013, the full $10,500,000 of the term loan was drawn and was outstanding, and there were no revolving borrowings, letters of credit, or capex term loans outstanding under the Credit Agreement. The maturity date of the Credit Agreement is February 25, 2016, unless sooner terminated as provided in the Credit Agreement.

The borrowings under the Credit Agreement are also guaranteed by the Company and each subsidiary of RockPile, provided that the Lender will consider releasing the guaranty of the Company upon receipt and review of RockPile’s audited financial statements for the fiscal year ending January 31, 2014.  If the Lender chooses not to release the Company’s guaranty within 30 days following receipt of RockPile’s audited financial statements for the fiscal year ending January 31, 2014, RockPile will have no obligation to pay a termination fee should it opt to refinance with another lender or otherwise prepay and terminate the Credit Agreement.  Borrowings under the Credit Agreement are secured by certain of RockPile’s assets, including all of its equipment and other personal property of RockPile but excluding any owned real property.  In addition, the subsidiary guarantors (and not the Company) pledged certain of their assets to secure their obligations under the guaranty.

The Credit Agreement contains standard representations, warranties and covenants for a transaction of its nature, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with applicable laws, and (iv) notification of certain events. The Credit Agreement also contains various covenants and restrictive provisions which may, among other things, limit RockPile’s ability to sell assets, incur additional indebtedness, make investments or loans, and create liens.

Upon an event of default under the Credit Agreement, the Lender may terminate the commitments under the Credit Agreement and declare all amounts owing under the Credit Agreement to be due and payable. In addition, upon an event of default under the Credit Agreement, the Lender is empowered to exercise all rights and remedies of a secured party and foreclose upon the collateral securing the Credit Agreement, in addition to all other rights and remedies under the security documents described in the Credit Agreement.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Credit Agreement is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Credit and Security Agreement, dated February 25, 2013, between RockPile Energy Services, LLC and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

Exhibit 10.1*	Credit and Security Agreement, dated February 25, 2013, between RockPile Energy Services, LLC and Wells Fargo Bank, National Association.

* Filed herewith.